UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2018

Vivint Solar, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36642	45-5605880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 West Ashton Blvd. Lehi, UT		84043
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (877) 404-4129

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

EXPLANATORY NOTE

This Amendment No. 1 (“Amendment No. 1”) to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 12, 2018 (the “Original Form 8-K”) is being filed to amend and restate Item 1.02 of the Original Form 8-K in its entirety to correct a numerical error in the last sentence of such item by replacing the dollar amount “$200,775,306.51” with the dollar amount “$282,258,637.08”. No other changes are being made to the Original Form 8-K and no changes are being made to Exhibit 99.1 filed with the Original Form 8-K.

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

Concurrently with the execution of the Transactions, the Credit Agreement, dated as of August 4, 2016, by and among Vivint Solar Financing II, LLC, as borrower, the financial institutions as lenders from time to time party thereto, and Investec Bank plc, as administrative agent (the “Term Loan A Facility”) and the Financing Agreement, dated as of March 14, 2016, by and among Vivint Solar Financing Holdings Parent, LLC, Vivint Solar Financing Holdings, LLC, as borrower, the lenders party thereto from time to time, and Highbridge Principal Strategies, LLC, as collateral agent and administrative agent (the “Highbridge Facility”) have been terminated.  Proceeds from the Transactions were used to pay off the outstanding debt under the Term Loan A Facility, in an aggregate amount equal to $282,258,637.08, and the outstanding debt under the Highbridge Facility, in an aggregate amount equal to $206,413,090.11.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vivint Solar, Inc.

By:	/s/ Dana Russell Dana Russell Chief Financial Officer
and Executive Vice President

Date: June 13, 2018